EXHIBIT 99.1



                                                          151 Farmington Avenue
                                                          Hartford, Conn. 06156

                                                          MEDIA CONTACT:
                                                          Joyce A. Oberdorf
                                                          860-273-7392
                                                          oberdorfja@aetna.com

                                                          INVESTOR CONTACT:
                                                          Robyn S. Walsh
                                                          860-273-6184
                                                          walshr@aetna.com


                AETNA TO ENHANCE MANAGEMENT OF HEALTH COMPANY

        -- Health CEO Search Important Step Toward Public Ownership --


HARTFORD, CT, APRIL 6, 2000 -- Aetna (NYSE: AET) today announced it has retained an executive recruiting firm to assist in a search for a chief executive officer for the health benefits company that will be created when the company is separated into two independent publicly traded companies.


Aetna Chairman and CEO William H. Donaldson said, "We are engaged in a comprehensive process to improve shareholder value and the quality of service to our customers. Enhancing the management strength of the health business as it prepares to become a publicly traded company is an important part of the process. In addition, we are continuing with the comprehensive review of our health business model with the goal of building on our industry-leading franchise, and improving financial performance and relationships with physicians, hospitals and patients.


"Our goal is to bring in the new health CEO as soon as possible, certainly well before the company becomes independent," Donaldson said.


A Fortune 50 company, Aetna provides nearly 47 million people worldwide with quality products, services and information to help them manage best what matters most: their health and financial well-being.


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